UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2023

Core Molding Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
(Address of principal executive office)		(Zip Code)
Registrant’s telephone number, including area code: (614) 870-5000
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CMT	NYSE American LLC
Preferred Stock purchase rights, par value $0.01	N/A	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2023, the Board of Directors of Core Molding Technologies, Inc. approved a form of Performance Restricted Stock Award Agreement for use in connection with its 2021 Long-Term Equity Incentive Plan. The form of Performance Restricted Stock Award Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference. Such form may be used in connection with future grants of performance units to eligible participants in the 2021 Long-Term Equity Incentive Plan.

The Company issued its annual long-term incentive award on March 10, 2023 including performance shares for its senior leadership team. The annual award was historically granted in May each year but due to the transition to issuing performance shares and setting performance targets in the first quarter of the performance period, the annual grant was moved to March.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Form Performance Restricted Stock Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

Date: March 14, 2022	By:	/s/ John P. Zimmer
	Name:	John P. Zimmer
	Title:	Executive Vice President, Treasurer, Secretary and Chief Financial Officer